EXHIBIT 4.7

LETTER AGREEMENT FOR SERVICES WITH
IMA EXPLORATION FOR JOSEPH GROSSO
EFFECTIVE MAY 1, 2007

           ____________________
                           A GROSSO GROUP MEMBER COMPANY

July 30, 2007

Amera Resources Corporation

Re:  Services Provided to Amera Resources Corporation (Amera)

ATT: NIKO CACOS
         CEO

We are writing to outline our agreement with respect to the fees to be billed by IMA Exploration Inc. (IMA) to Amera for services provided by Mr. Joseph Grosso (Grosso) through his management company, Oxbow International Marketing Corp. (Oxbow).

Oxbow is under exclusive contract to IMA, the terms of which allows Grosso to provide services to other companies pursuant to contractual arrangements between IMA and such other companies.

At Amera’s request, Grosso, through Oxbow, has been providing executive assistance in various matters for Amera.

The monthly fee which IMA will be charging Amera for these services, effective as of May 1, 2007 is $833 plus GST.  IMA will issue an invoice for these monthly services which will be due on receipt.  On a periodic basis, IMA and Amera will assess amount billed and will adjust the monthly fee as required.

In the event Amera determines to not use the services of Grosso in providing executive assistance and wishes to terminate this agreement, Amera will provide IMA with 30 days written advance notice.

IMA reserves its right to restrict services provided by Grosso to Amera depending on its own need for Grosso’s time, and the monthly fee will be adjusted accordingly.

It is acknowledged and agreed that this letter agreement regarding the payment of a monthly fee, is the only contractual arrangement that exists between IMA and Amera as regards to services of Grosso.

If the above accurately reflects the terms of our arrangement, please so acknowledge by signing and returning a copy of this letter.

Yours very truly,

/s/ Art Lang

IMA Exploration Inc.                                                                                                    Reviewed and agreed
Per: Art Lang                                                                                                                 this _____ day of
        CFO                                                                                                                        ____________  2007

 Amera Resources Corporation.
 per:  Niko Cacos
 CEO

Terminal   City   Club   Tower , Suite709-837 West Hastings Street , Vancouver , BC , Canada   V6C 3N6
Tel: 604.687.1828 • Fax: 604.687.1858 • Toll Free: 1.800.901.0058